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As filed with the Securities and Exchange Commission on February 10, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MACROPORE BIOSURGERY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0827593
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6740 Top Gun Street
San Diego, California 92121
(Address of Principal Executive Offices)

2004 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Christopher J. Calhoun
Chief Executive Officer and Vice-Chairman of the Board
6740 Top Gun Street
San Diego, California 92121
Telephone: (858) 458-0900
(Name and Address of Agent For Service)

Copy to:
Hayden J. Trubitt, Esq.
HELLER EHRMAN WHITE & MCAULIFFE LLP
4350 La Jolla Village Drive, 7th Floor
San Diego, California 92122-1246
Telephone: (858) 450-8400
Facsimile: (858) 450-8499

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.001 per share	3,000,000	$3.0248	$9,074,400	$1,068.06

(1)
This registration statement shall also cover any additional shares of the registrant's common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant's receipt of consideration that results in an increase in the number of the registrant's outstanding shares of common stock.

(2)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based on the average of the high and low sale prices of the registrant's common stock on February 3, 2005, as reported on the Frankfurt Stock Exchange, which average was 2.32 Euros, or $3.0248 per share, based on the exchange rate in effect as of such date.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents, which we have filed with or furnished to the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

  (a)
  Our annual report on Form 10-K, for the fiscal year ended December 31, 2003, filed with the Commission on March 30, 2004;

  (b)
  Our quarterly report on Form 10-Q for the quarter ended March 31, 2004, filed with the Commission on May 17, 2004;

  (c)
  Our quarterly report on Form 10-Q for the quarter ended June 30, 2004, filed with the Commission on August 16, 2004;

  (d)
  Our quarterly report on Form 10-Q for the quarter ended September 30, 2004, filed with the Commission on November 15, 2004;

  (e)
  Our current report on Form 8-K filed with the Commission on January 22, 2004;

  (f)
  Our current report on Form 8-K filed with the Commission on March 30, 2004;

  (g)
  Our current report on Form 8-K filed with the Commission on May 14, 2004;

  (h)
  Our current report on Form 8-K filed with the Commission on May 28, 2004;

  (i)
  Our current report on Form 8-K filed with the Commission on July 19, 2004;

  (j)
  Our current report on Form 8-K filed with the Commission on August 16, 2004;

  (k)
  Our current report on Form 8-K filed with the Commission on August 27, 2004;

  (l)
  Our current report on Form 8-K filed with the Commission on November 15, 2004; and

  (m)
  The description of our common stock contained in our registration statement on Form 10, initially filed with the Commission on March 30, 2001, as amended on May 16, 2001, June 1, 2001 and July 16, 2001, and any additional amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4.    Description of Securities.

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not applicable.

Item 6.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law permits us to indemnify our directors, officers, employees or agents under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also permits us to purchase and maintain insurance on behalf of our directors, officers, employees or agents against any liability asserted against them and incurred by them arising out of their capacity or status as our directors, officers, employees or agents whether or not we would have the power to indemnify them against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

        Our Amended and Restated Certificate of Incorporation reduces the liability of our directors to us and our stockholders for monetary damages for any breach of their fiduciary duties as our directors to the fullest extent permitted by the Delaware General Corporation Law. Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws further provide for indemnification of our directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law.

Item 7.    Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation(1)
4.2	Amended and Restated Bylaws(2)
4.3
Rights Agreement, dated as of May 19, 2003, with Computershare Trust Company, Inc. as Rights Agent, which includes: as Exhibit A thereto, the Form of Certificate of Designation, Preferences and Rights of our Series RP Preferred Stock; as Exhibit B thereto, the Form of Right Certificate; and, as Exhibit C thereto, the Summary of Rights to Purchase our Series RP Preferred Stock(3)
5.1	Opinion of Heller Ehrman White & McAuliffe LLP*
23.1	Consent of Independent Registered Public Accounting Firm, KPMG LLP*
23.2	Consent of Heller Ehrman White & McAuliffe LLP (filed as a part of Exhibit 5.1)*
24.1	Power of Attorney (included in the signature page to this registration statement)*
99.1	2004 Equity Incentive Plan(4)
99.2	Form of Notice of Stock Options Grant Relating to the 2004 Equity Incentive Plan(5)
99.3	Form of Options Exercise and Stock Purchase Agreement Relating to the 2004 Equity Incentive Plan(5)

*
Filed herewith.

(1)
This exhibit was filed as a part of, and is hereby incorporated by reference to our quarterly report on Form 10-Q, filed with the Commission on August 13, 2002.

(2)
This exhibit was filed as a part of, and is hereby incorporated by reference to our quarterly report on Form 10-Q for the quarter ended June 30, 2003, filed with the Commission on August 14, 2003.

(3)
This exhibit was filed as a part of, and is hereby incorporated by reference to our registration statement on Form 8-A, filed with the Commission on May 30, 2003.

(4)
This exhibit was filed as part of, and is hereby incorporated by reference to our current report on Form 8-K, filed with the Commission on August 27, 2004.

(5)
This exhibit was filed as part of, and is hereby incorporated by reference to our quarterly report on Form 10-Q for the quarter ended September 30, 2004, filed with the Commission on November 15, 2004.

Item 9.    Undertakings.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

      provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

*    *    *

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, state of California, on this 10th day of February 2005.

MACROPORE BIOSURGERY, INC.
By:	/s/ CHRISTOPHER J. CALHOUN Christopher J. Calhoun Chief Executive Officer and Vice Chairman of the Board

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christopher J. Calhoun as his true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the dates set forth below.

Signature	Title	Date

/s/ MARSHALL G. COX Marshall G. Cox	Chairman of the Board of Directors and Director	February 10, 2005
/s/ CHRISTOPHER J. CALHOUN Christopher J. Calhoun	Chief Executive Officer, Vice-Chairman of the Board and Director (Principal Executive Officer)	February 10, 2005
/s/ MARC H. HEDRICK, M.D. Marc H. Hedrick, M.D.	President and Director	February 10, 2005
/s/ MARK E. SAAD Mark E. Saad	Chief Financial Officer (Principal Financial Officer)	February 10, 2005
/s/ CHARLES E. GALETTO Charles E. Galetto	Senior Vice President of Finance (Principal Accounting Officer)	February 10, 2005
/s/ DAVID M. RICKEY David M. Rickey	Director	February 10, 2005
/s/ RONALD D. HENRIKSEN Ronald D. Henriksen	Director	February 10, 2005
E. Carmack Holmes, M.D.	Director

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation(1)
4.2	Amended and Restated Bylaws(2)
4.3
Rights Agreement, dated as of May 19, 2003, with Computershare Trust Company, Inc. as Rights Agent, which includes: as Exhibit A thereto, the Form of Certificate of Designation, Preferences and Rights of our Series RP Preferred Stock; as Exhibit B thereto, the Form of Right Certificate; and, as Exhibit C thereto, the Summary of Rights to Purchase our Series RP Preferred Stock(3)
5.1	Opinion of Heller Ehrman White & McAuliffe LLP*
23.1	Consent of Independent Registered Public Accounting Firm, KPMG LLP*
23.2	Consent of Heller Ehrman White & McAuliffe LLP (filed as a part of Exhibit 5.1)*
24.1	Power of Attorney (included in the signature page to this registration statement)*
99.1	2004 Equity Incentive Plan(4)
99.2	Form of Notice of Stock Options Grant Relating to the 2004 Equity Incentive Plan(5)
99.3	Form of Options Exercise and Stock Purchase Agreement Relating to the 2004 Equity Incentive Plan(5)

*
Filed herewith.

(1)
This exhibit was filed as a part of, and is hereby incorporated by reference to our quarterly report on Form 10-Q, filed with the Commission on August 13, 2002.

(2)
This exhibit was filed as a part of, and is hereby incorporated by reference to our quarterly report on Form 10-Q for the quarter ended June 30, 2003, filed with the Commission on August 14, 2003.

(3)
This exhibit was filed as a part of, and is hereby incorporated by reference to our registration statement on Form 8-A, filed with the Commission on May 30, 2003.

(4)
This exhibit was filed as part of, and is hereby incorporated by reference to our current report on Form 8-K, filed with the Commission on August 27, 2004.

(5)
This exhibit was filed as part of, and is hereby incorporated by reference to our quarterly report on Form 10-Q for the quarter ended September 30, 2004, filed with the Commission on November 15, 2004.

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Part I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Part II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX